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Exhibit 99.5

        INSTRUCTION TO REGISTERED HOLDER AND/OR
BOOK-ENTRY TRANSFER PARTICIPANT FROM OWNER
OF
WHOLE FOODS MARKET, INC.

5.200% Senior Notes due 2025

(the "original notes")

To Registered Holder and/or Participant of the Book-Entry Transfer Facility:

        The undersigned hereby acknowledges receipt of the Prospectus dated            , 2016 (the "Prospectus") of Whole Foods Market, Inc., a Texas corporation (the "Company") and each of the subsidiaries of the Company listed on Schedule I hereto (collectively, the "Guarantors"), and the accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute the Company's offer (the "Exchange Offer"). Capitalized terms used but not defined herein have the meanings as ascribed to them in the Prospectus or the Letter of Transmittal.

        This will instruct you, the registered holder and/or book-entry transfer facility participant, as to the action to be taken by you relating to the Exchange Offer with respect to the original notes held by you for the account of the undersigned. The aggregate face amount of the original notes held by you for the account of the undersigned is (fill in amount):

        $                    of the 5.200% Senior Notes due 2025 with respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

☐
To TENDER the following original notes held by you for the account of the undersigned (insert principal amount of original notes to be tendered, if any):

        $                    of the 5.200% Senior Notes due 2025

☐
NOT to TENDER any original notes held by you for the account of the undersigned.

        If the undersigned instructs you to tender the original notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that (i) the holder is not an "affiliate" of the Company or any of the Guarantors, (ii) any new notes to be received by the holder are being acquired in the ordinary course of its business, and (iii) the holder has no arrangement or understanding with any person to participate, and is not engaged and does not intend to engage, in a distribution (within the meaning of the Securities Act) of such new notes. If the undersigned is a broker-dealer that will receive new notes for its own account in exchange for original notes, it represents that such original notes were acquired as a result of market-making activities or other trading activities, and it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such new notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such new notes, such broker-dealer is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933, as amended.

SIGN HERE

Name of beneficial owner(s):

Signature(s):

Name(s) (please print):

Address:

Telephone Number:

Taxpayer Identification or Social Security Number:

Date:

 SCHEDULE I

Subsidiaries	State or Other Jurisdiction of Incorporation or Organization
Mrs. Gooch's Natural Food Markets, Inc.	California
WFM Hawaii, LLC	Hawaii
WFM IP Investments, Inc.	Delaware
WFM Kansas, LLC	Kansas
WFM Nebraska, LLC	Delaware
WFM Northern Nevada, Inc.	Delaware
WFM Southern Nevada, Inc.	Delaware
WFM-WO, Inc.	Delaware
Whole Foods Market California, Inc.	California
Whole Foods Market Group, Inc.	Delaware
Whole Foods Market IP, L.P.	Delaware
Whole Foods Market Pacific Northwest, Inc.	Delaware
Whole Foods Market Rocky Mountain/Southwest, L.P.	Texas
Whole Foods Market Services, Inc.	Delaware

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  Exhibit 99.5
SCHEDULE I